Exhibit 99.1

PART I. FINANCIAL INFORMATION

Item 1.	Financial Statements

FIRST INDUSTRIAL REALTY TRUST, INC.

CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2006	2005
	(Unaudited)
	(Dollars in thousands, except share and per share data)

ASSETS
Assets:
Investment in Real Estate:
Land	$533,681	$541,406
Buildings and Improvements	2,524,463	2,653,281
Construction in Progress	59,671	66,074
Less: Accumulated Depreciation	(427,992)	(410,566)

Net Investment in Real Estate	2,689,823	2,850,195

Real Estate Held for Sale, Net of Accumulated Depreciation and Amortization of $6,362 and $1,622 at March 31, 2006 and December 31, 2005, respectively	151,745	16,840
Cash and Cash Equivalents	—	8,237
Restricted Cash	24,179	29,581
Tenant Accounts Receivable, Net	8,465	8,897
Investments in Joint Ventures	44,266	44,241
Deferred Rent Receivable, Net	24,664	24,910
Deferred Financing Costs, Net	12,208	10,909
Deferred Leasing Intangibles, Net	77,586	78,537
Prepaid Expenses and Other Assets, Net	94,501	153,896

Total Assets	$3,127,437	$3,226,243

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Mortgage Loans Payable, Net	$60,034	$57,309
Senior Unsecured Debt, Net	1,498,572	1,298,893
Unsecured Line of Credit	231,000	457,500
Accounts Payable, Accrued Expenses and Other Liabilities, Net	97,835	110,560
Deferred Leasing Intangibles, Net	16,411	24,307
Rents Received in Advance and Security Deposits	31,560	32,283
Leasing Intangibles Held For Sale, Net of Accumulated Amortization of $257 at March 31, 2006	1,794	—
Dividends Payable	36,015	39,509

Total Liabilities	1,973,221	2,020,361

Commitments and Contingencies	—	—
Minority Interest	160,816	162,320
Stockholders’ Equity:
Preferred Stock ($.01 par value, 10,000,000 shares authorized, 20,000, 500, 250 and 600 shares of Series C, F, G and J Cumulative Preferred Stock, respectively, issued and outstanding at March 31, 2006, having a liquidation preference of $2,500 per share ($50,000), $100,000 per share ($50,000), $100,000 per share ($25,000) and $250,000 per share ($150,000), respectively. At December 31, 2005, 10,000,000 shares authorized, 20,000, 500, 250 and 750 shares of Series C, F, G and I Cumulative Preferred Stock, respectively, issued and outstanding at December 31, 2005, having a liquidation preference of $2,500 per share ($50,000), $100,000 per share ($50,000), $100,000 per share ($25,000) and $250,000 per share ($187,500), respectively)
	—	—
Common Stock ($.01 par value, 100,000,000 shares authorized, 47,246,866 and 46,971,110 shares issued and 44,720,466 and 44,444,710 shares outstanding at March 31, 2006 and December 31, 2005, respectively)	472	470
Additional Paid-in-Capital	1,332,518	1,384,712
Distributions in Excess of Accumulated Earnings	(263,010)	(248,686)
Unearned Value of Restricted Stock Grants	—	(16,825)
Accumulated Other Comprehensive Loss	(5,992)	(5,521)
Treasury Shares at Cost (2,526,400 shares at March 31, 2006 and December 31, 2005)	(70,588)	(70,588)

Total Stockholders’ Equity	993,400	1,043,562

Total Liabilities and Stockholders’ Equity	$3,127,437	$3,226,243

The accompanying notes are an integral part of the financial statements.

FIRST INDUSTRIAL REALTY TRUST, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

	Three Months	Three Months
	Ended	Ended
	March 31,	March 31,
	2006	2005
	(Unaudited)
	(Dollars in thousands,
	except share and per share data)

Revenues:
Rental Income	$67,253	$54,913
Tenant Recoveries and Other Income	26,390	21,312
Revenues from Build to Suit Development for Sale	733	—

Total Revenues	94,376	76,225

Expenses:
Property Expenses	33,414	26,951
General and Administrative	17,636	11,922
Depreciation and Other Amortization	35,351	23,744
Expenses from Build to Suit Development for Sale	666	—

Total Expenses	87,067	62,617

Other Income/Expense:
Interest Income	639	389
Interest Expense	(29,488)	(25,802)
Amortization of Deferred Financing Costs	(620)	(509)
Mark-to-Market/Loss on Settlement of Interest Rate Protection Agreement	(170)	941

Total Other Income/Expense	(29,639)	(24,981)
Loss from Continuing Operations Before Equity in Loss of Joint Ventures, Income Tax Benefit and Income Allocated to Minority Interest	(22,330)	(11,373)
Equity in Loss of Joint Ventures	(34)	(122)
Income Tax Benefit	6,047	2,043
Minority Interest Allocable to Continuing Operations	2,876	1,530

Loss from Continuing Operations	(13,441)	(7,922)
Income from Discontinued Operations (Including Gain on Sale of Real Estate of $53,578 and $13,496 for the Three Months Ended March 31, 2006 and 2005, respectively)	55,828	17,963
Provision for Income Taxes Allocable to Discontinued Operations (Including $14,555 and $2,853 allocable to Gain on Sale of Real Estate for the Three Months Ended March 31, 2006 and 2005, respectively)	(15,342)	(3,925)
Minority Interest Allocable to Discontinued Operations	(5,341)	(1,842)

Income Before Gain on Sale of Real Estate	21,704	4,274
Gain on Sale of Real Estate	1,519	21,484
Provision for Income Taxes Allocable to Gain on Sale of Real Estate	(92)	(7,538)
Minority Interest Allocable to Gain on Sale of Sale Estate	(188)	(1,830)

Net Income	22,943	16,390
Less: Preferred Stock Dividends	(5,019)	(2,310)
Less: Redemption of Preferred Stock	(672)	—

Net Income Available to Common Stockholders	$17,252	$14,080

Basic Earnings Per Share:
(Loss) Income from Continuing Operations	$(0.41)	$0.04

Income From Discontinued Operations	$0.80	$0.29

Net Income Available to Common Stockholders	$0.39	$0.33

Weighted Average Shares Outstanding	43,887	42,158

Diluted Earnings Per Share:
(Loss) Income from Continuing Operations	$(0.41)	$0.04

Income From Discontinued Operations	$0.80	$0.29

Net Income Available to Common Stockholders	$0.39	$0.33

Weighted Average Shares Outstanding	43,887	42,466

Net Income	$22,943	$16,390
Other Comprehensive (Loss) Income:
Settlement of Interest Rate Protection Agreements	(1,729)	—
Mark to Market of Interest Rate Protection Agreements	1,415	—
Amortization of Interest Rate Protection Agreements	(230)	(274)
Other Comprehensive Income Allocable to Minority Interest	73	—

Comprehensive Income	$22,472	$16,116

The accompanying notes are an integral part of the financial statements.

FIRST INDUSTRIAL REALTY TRUST, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months	Three Months
	Ended	Ended
	March 31,	March 31,
	2006	2005
	(Unaudited)
	(Dollars in thousands)

CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income	$22,943	$16,390
Income Allocated to Minority Interest	2,653	2,142

Net Income Before Minority Interest	25,596	18,532
Adjustments to Reconcile Net Income to Net Cash Provided by Operating Activities:
Depreciation	29,920	22,510
Amortization of Deferred Financing Costs	620	509
Other Amortization	9,332	7,001
Provision for Bad Debt	352	230
Mark-to-Market of Interest Rate Protection Agreement	(16)	(941)
Equity in Loss Income of Joint Ventures	34	122
Distributions from Joint Ventures	603	—
Gain on Sale of Real Estate	(55,097)	(24,241)
Decrease in Build to Suit Development for Sale Costs Receivable	16,241	—
Decrease (Increase) in Tenant Accounts Receivable and Prepaid Expenses and Other Assets, Net	5,587	(19,179)
Increase in Deferred Rent Receivable	(2,484)	(2,250)
(Decrease) Increase in Accounts Payable and Accrued Expenses and Rents Received in Advance and Security Deposits	(2,803)	2,203

Net Cash Provided by Operating Activities	27,885	4,496

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of and Additions to Investment in Real Estate	(233,141)	(117,578)
Net Proceeds from Sales of Investments in Real Estate	275,752	145,846
Contributions to and Investments in Joint Ventures	(3,382)	(7,589)
Distributions from Joint Ventures	2,881	125
Repayment of Mortgage Loans Receivable	34,137	21,968
Decrease (Increase) in Restricted Cash	5,402	(3,586)

Net Cash Provided by Investing Activities	81,649	39,186

CASH FLOWS FROM FINANCING ACTIVITIES:
Net Proceeds from the Issuance of Common Stock	689	248
Proceeds from the Issuance of Preferred Stock	144,765	—
Redemption of Preferred Stock	(182,156)	—
Repurchase of Restricted Stock	(2,650)	(3,006)
Dividends/Distributions	(35,751)	(34,255)
Preferred Stock Dividends	(8,777)	(3,542)
Repayments on Mortgage Loans Payable	(4,066)	(467)
Net Proceeds from Senior Unsecured Debt	197,591	—
Other Costs of Senior Unsecured Debt	(1,729)	—
Proceeds on Mortgage Loans Payable	—	1,167
Proceeds from Unsecured Lines of Credit	202,500	43,500
Repayments on Unsecured Lines of Credit	(429,000)	(51,500)
Cash Book Overdraft	813	—

Net Cash Used in Financing Activities	(117,771)	(47,855)

Net Decrease in Cash and Cash Equivalents	(8,237)	(4,173)
Cash and Cash Equivalents, Beginning of Period	8,237	4,924

Cash and Cash Equivalents, End of Period	$—	$751

The accompanying notes are an integral part of the financial statements.

FIRST INDUSTRIAL REALTY TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except per share data)
(Unaudited)

1.	Organization and Formation of Company

First Industrial Realty Trust, Inc. (the “Company”) was organized in the state of Maryland on August 10, 1993. The Company is a real estate investment trust as defined in the Internal Revenue Code. The Company’s operations are conducted primarily through First Industrial, L.P. (the “Operating Partnership”) of which the Company is the sole general partner with an approximate 86.9% ownership interest at March 31, 2006 and March 31, 2005. Minority interest at March 31, 2006 and March 31, 2005 of approximately 13.1% represents the aggregate partnership interest in the Operating Partnership held by the limited partners thereof.

As of March 31, 2006, the Company owned 959 industrial properties (inclusive of developments in process) located in 29 states in the United States and one province in Canada, containing an aggregate of approximately 79.2 million square feet of gross leaseable area (“GLA”). Of the 959 industrial properties owned by the Company, 774 are held by the Operating Partnership and limited liability companies of which the Operating Partnership is the sole member, 103 are held by limited partnerships in which the Operating Partnership is the limited partner and wholly-owned subsidiaries of the Company are the general partners and 82 are held by an entity wholly-owned by the Operating Partnership.

In March, 2006, the Company, through separate wholly-owned limited liability companies of which the Operating Partnership is the sole member, entered into a co-investment arrangement with an institutional investor to invest in industrial properties (the “March 2006 Co-Investment Program”). The Company, through separate wholly-owned limited liability companies of which the Operating Partnership is the sole member, owns a 15 percent equity interest in and provides property management, leasing, disposition and portfolio management services to the March 2006 Co-Investment Program.

The Company, through separate wholly-owned limited liability companies of which the Operating Partnership or First Industrial Development Services, Inc. is the sole member, also owns minority equity interests in, and provides various services to, four other joint ventures which invest in industrial properties (the “September 1998 Joint Venture”, the “May 2003 Joint Venture”, the “March 2005 Joint Venture” and the “September 2005 Joint Venture”; together with the March 2006 Co-Investment Program, the “Joint Ventures”). The operating data of the Joint Ventures is not consolidated with that of the Company as presented herein.

2.	Summary of Significant Accounting Policies

The accompanying unaudited interim financial statements have been prepared in accordance with the accounting policies described in the financial statements and related notes included in the Company’s 2005 Form 10-K and should be read in conjunction with such financial statements and related notes. The following notes to these interim financial statements highlight significant changes to the notes included in the December 31, 2005 audited financial statements included in the Company’s 2005 Form 10-K and present interim disclosures as required by the Securities and Exchange Commission.

In order to conform with generally accepted accounting principles, management, in preparation of the Company’s financial statements, is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of March 31, 2006 and December 31, 2005, and the reported amounts of revenues and expenses for each of the three months ended March 31, 2006 and March 31, 2005. Actual results could differ from those estimates.

In the opinion of management, the accompanying unaudited interim financial statements reflect all adjustments necessary for a fair statement of the financial position of the Company as of March 31, 2006 and December 31, 2005 and the results of its operations and comprehensive income for each of the three months ended March 31, 2006 and March 31, 2005, and its cash flows for each of the three months ended March 31, 2006 and March 31, 2005, and all adjustments are of a normal recurring nature.

FIRST INDUSTRIAL REALTY TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Stock Incentive Plans:

Effective January 1, 2006 the Company has adopted Statement of Financial Accounting Standards No. 123R, “Share Based Payment” (FAS 123R), using the modified prospective application method, which requires measurement of compensation cost for all stock-based awards at fair value on date of grant and recognition of compensation over the service period for awards expected to vest. For the years ended December 31, 2003, 2004 and 2005, the Company accounted for its stock incentive plans under the recognition and measurement principles of Statement of Financial Accounting Standards No. 123, “Accounting for Stock Based Compensation” for all new issuances of stock based compensation. At January 1, 2006 the Company did not have any unvested option awards and the Company had accounted for their previously issued restricted stock awards at fair value, accordingly, the adoption of FAS 123R did not require the Company to recognize a cumulative effect of a change in accounting principle.

For the three months ended March 31, 2006 and 2005, the Company awarded 304,311 and 190,890 restricted stock awards to its employees and directors of the Company having a fair value of $11,566 and $8,014, respectively. The awards generally vest over three years. For the three months ended March 31, 2006 and 2005, the Company recognized $2,145 and $1,890 in compensation expense related to restricted stock awards, of which $260 and $220, respectively, was capitalized in connection with development activities. At March 31, 2006, the Company has $25,586 in unearned compensation related to unvested restricted stock awards. The weighted average period that the unrecognized compensation is expected to be incurred is 1.94 years. The Company has not awarded options to employees or directors of the Company during the three months ended March 31, 2006 and March 31, 2005, and therefore no stock-based employee compensation expense related to options is included in net income available to common stockholders.

Prior to January 1, 2003, the Company accounted for its stock incentive plans under the recognition and measurement principles of Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees” (“APB 25”). Under APB 25, compensation expense is not recognized for options issued in which the strike price is equal to the fair value of the Company’s stock on the date of grant. The following table illustrates the pro forma effect on net income and earnings per share as if the fair value recognition provisions of FAS 123R had been applied to all outstanding and unvested option awards for the three months ended March 31, 2005:

Three Months
Ended
March 31,
2005

Net Income Available to Common Stockholders — as reported	$14,080
Less: Total Stock-Based Employee Compensation Expense, Net of Minority Interest — Determined Under the Fair Value Method	(40)

Net Income Available to Common Stockholders — pro forma	$14,040

Net Income Available to Common Stockholders per Share — as reported — Basic	$0.33
Net Income Available to Common Stockholders per Share — pro forma — Basic	$0.33
Net Income Available to Common Stockholders per Share — as reported — Diluted	$0.33
Net Income Available to Common Stockholders per Share — pro forma — Diluted	$0.33

FIRST INDUSTRIAL REALTY TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Deferred Leasing Intangibles

Deferred Leasing Intangibles included in the Company’s total assets consist of the following:

	March 31,	December 31,
	2006	2005

In-Place Leases	$75,614	$78,674
Less: Accumulated Amortization	(8,354)	(6,236)

	$67,260	$72,438

Above Market Leases	$7,769	$7,958
Less: Accumulated Amortization	(2,153)	(1,859)

	$5,616	$6,099

Tenant Relationship	$4,822	$—
Less: Accumulated Amortization	(112)	—

	$4,710	$—

Deferred Leasing Intangibles included in the Company’s total liabilities consist of the following:

	March 31,	December 31,
	2006	2005

Below Market Leases	$20,599	$27,710
Less: Accumulated Amortization	(4,188)	(3,403)

	$16,411	$24,307

The fair value of in-place leases, above market leases, tenant relationships and below market leases recorded due to real estate acquisitions during the three months ended March 31, 2006 was $9,232, $610, $4,821 and $(3,307) respectively. The fair value of in-place leases, above market leases and below market leases recorded due to real estate acquisitions during the three months ended March 31, 2005 was $9,506, $931 and $(2,130), respectively.

Amortization expense related to deferred leasing intangibles was $2,095 and $622 for the three months ended March 31, 2006 and March 31, 2005, respectively. The Company will recognize net amortization expense related to deferred leasing intangibles over the next five years as follows:

Remainder of 2006	$5,917
2007	7,084
2008	7,104
2009	7,164
2010	6,790

Total	$34,059

Recent Accounting Pronouncements

In February 2006, the FASB issued Statement of Financial Standards (“SFAS”) No. 155, Accounting for Certain Hybrid Financial Instruments” which amends SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, and SFAS No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities. This Statement resolves issues addressed in Statement 133 Implementation

FIRST INDUSTRIAL REALTY TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Issue No. D1. “Application of Statement 133 to Beneficial Interests in Securitized Financial Assets.” This Statement:

a. Permits fair value remeasurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation;

b. Clarifies which interest-only strips and principal-only strips are not subject to the requirements of Statement 133;

c. Establishes a requirement to evaluate interests in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation;

d. Clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives; and

e. Amends Statement 140 to eliminate the prohibition on a qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument.

This Statement is effective for all financial instruments acquired or issued after the beginning of an entity’s first fiscal year that begins after September 15, 2006. The Company does not expect that the implementation of this Statement will have a material effect on the Company’s consolidated financial position or results of operations.

In March 2006, the FASB issued SFAS No. 156, Accounting for Servicing of Financial Assets which amends FASB Statement No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, (FAS 140) with respect to the accounting for separately recognized servicing assets and servicing liabilities. This statement was issued to simplify the accounting for servicing rights and reduce the volatility that results from the use of different measurements attributes for servicing rights and the related financial instruments used to economically hedge risks associated with those servicing rights. The statement clarifies when to separately account for servicing rights, requires separately recognized servicing rights to be initially measured at fair value, and provides the option to subsequently account for those servicing rights at either fair value or under the amortization method previously required under FAS 140.

An entity should adopt this Statement as of the beginning of its first fiscal year that begins after September 15, 2006. The Company does not expect that the implementation of this Statement will have a material effect on the Company’s consolidated financial position or results of operations.

3.	Investments in Joint Ventures

At March 31, 2006, the September 1998 Joint Venture owned 41 industrial properties comprising approximately 1.3 million square feet of GLA, the May 2003 Joint Venture owned 12 industrial properties comprising approximately 5.4 million square feet of GLA, the March 2005 Joint Venture owned 44 industrial properties comprising approximately 4.5 million square feet of GLA and several land parcels and the September 2005 Joint Venture owned 214 industrial properties comprising approximately 13.8 million square feet of GLA and several land parcels. At March 31, 2006, the March 2006 Joint Venture did not own real estate.

At March 31, 2006 and December 31, 2005, the Company has a receivable from the Joint Ventures of $6,712 and $3,354, respectively, which mainly relates to development, property management and asset management fees due to the Company from the Joint Ventures, reimbursement for development expenditures made by a fully owned subsidiary of the Company who is acting in the capacity of the developer for two

FIRST INDUSTRIAL REALTY TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

development projects for the March 2005 Joint Venture and from borrowings made to the September 1998 Joint Venture.

During the three months ended March 31, 2006 and March 31, 2005, the Company invested the following amounts in its Joint Ventures as well as received distributions and recognized fees from acquisition, disposition, leasing, development, property management and asset management services in the following amounts:

	Three Months	Three Months
	Ended	Ended
	March 31,	March 31,
	2006	2005

Contributions	$3,168	$7,052
Distributions	$3,484	$125
Fees	$4,509	$1,678

4.	Mortgage Loans Payable, Net, Senior Unsecured Debt, Net and Unsecured Line of Credit

On January 11, 2006, the Company assumed a mortgage loan in the amount of $1,954 (the “Acquisition Mortgage Loan XIX”). The Acquisition Mortgage Loan XIX is collateralized by one property in Richmond, IN, bears interest at a fixed rate of 7.32% and provides for monthly principal and interest payments based on a 10 year amortization schedule. The Acquisition Mortgage Loan XIX matures on June 1, 2014. In conjunction with the assumption of the Acquisition Mortgage Loan XIX, the Company recorded a premium in the amount of $116 which will be amortized as an adjustment to interest expense through June 1, 2014. Including the impact of the premium recorded, the Company’s effective interest rate on the Acquisition Mortgage Loan XIX is 5.82%..

On March 7, 2006, the Company assumed a mortgage loan in the amount of $4,925 (the “Acquisition Mortgage Loan XX”). The Acquisition Mortgage Loan XX is collateralized by a land parcel in Compton, CA, does not require principal payments prior to maturity on June 5, 2006 and has an 8.0% interest rate.

On January 10, 2006, the Company, through the Operating Partnership, issued $200,000 of senior unsecured debt which matures on January 15, 2016 and bears interest at a rate of 5.75% (the “2016 Notes”). The issue price of the 2016 Notes was 99.653%. Interest is paid semi-annually in arrears on January 15 and July 15. In December 2005, the Company also entered into interest rate protection agreements which were used to fix the interest rate on the 2016 Notes prior to issuance. The Company settled the interest rate protection agreements on January 9, 2006 for a payment of approximately $1,729, which is included in other comprehensive income. The debt issue discount and the settlement amount of the interest rate protection agreements will be amortized over the life of the 2016 Notes as an adjustment to interest expense. Including the impact of the offering discount and the settlement amount of the interest rate protection agreements, the Company’s effective interest rate on the 2016 Notes is 5.91%. The 2016 Notes contain certain covenants, including limitations on incurrence of debt and debt service coverage.

FIRST INDUSTRIAL REALTY TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The following table discloses certain information regarding the Company’s mortgage loans payable, senior unsecured debt and unsecured lines of credit:

	Outstanding				Accrued Interest			Interest
	Balance at				Payable at			Rate at
	March 31,		December 31,		March 31,		December 31,	March 31,	Maturity
	2006		2005		2006		2005	2006	Date

Mortgage Loans Payable, Net
Assumed Loan I	$2,185		$2,320		$—		$—	9.250%	09/01/09
Assumed Loan II	1,760		1,805		—		—	9.250%	01/01/13
Acquisition Mortgage Loan IV	1,909		1,936		14		14	8.950%	10/01/06
Acquisition Mortgage Loan V	—	(3)	2,380	(1)	—		18	N/A (3)	N/A	(3)
Acquisition Mortgage Loan VIII	5,267		5,308		36		37	8.260%	12/01/19
Acquisition Mortgage Loan IX	5,463		5,505		38		38	8.260%	12/01/19
Acquisition Mortgage Loan X	15,598	(1)	15,733	(1)	98		98	8.250%	12/01/10
Acquisition Mortgage Loan XII	2,486	(1)	2,503	(1)	15		15	7.540%	01/01/12
Acquisition Mortgage Loan XIV	6,302	(1)	6,392	(1)	34		34	6.940%	07/01/09
Acquisition Mortgage Loan XV	—	(4)	1,167		—		—	N/A (4)	N/A	(4)
Acquisition Mortgage Loan XVI	1,943	(1)	1,960	(1)	9		9	5.500%	09/30/24
Acquisition Mortgage Loan XVII	3,156	(1)	3,209	(1)	18		18	7.375%	05/01/16
Acquisition Mortgage Loan XVIII	7,001	(1)	7,091	(1)	41		42	7.580%	03/01/11
Acquisition Mortgage Loan XIX	2,039	(1)	—		12		—	7.320%	06/01/14
Acquisition Mortgage Loan XX	4,925		—		26		—	8.000%	06/05/06

Total	$60,034		$57,309		$341		$323

Senior Unsecured Debt, Net
2006 Notes	$150,000		$150,000		$3,500		$875	7.000%	12/01/06
2007 Notes	149,994	(2)	149,992	(2)	4,307		1,456	7.600%	05/15/07
2016 Notes	199,321	(2)	—		2,587		—	5.750%	01/15/16
2017 Notes	99,888	(2)	99,886	(2)	2,500		625	7.500%	12/01/17
2027 Notes	15,055	(2)	15,054	(2)	407		138	7.150%	05/15/27
2028 Notes	199,825	(2)	199,823	(2)	3,209		7,009	7.600%	07/15/28
2011 Notes	199,700	(2)	199,685	(2)	656		4,343	7.375%	03/15/11
2012 Notes	199,166	(2)	199,132	(2)	6,340		2,903	6.875%	04/15/12
2032 Notes	49,418	(2)	49,413	(2)	1,787		818	7.750%	04/15/32
2009 Notes	124,860	(2)	124,849	(2)	1,932		292	5.250%	06/15/09
2014 Notes	111,345	(2)	111,059	(2)	2,675		669	6.420%	06/01/14

Total	$1,498,572		$1,298,893		$29,900		$19,128

Unsecured Lines of Credit
2005 Unsecured Line of Credit I	$231,000		$332,500		$1,267		$1,833	5.521%	09/28/08
2005 Unsecured Line of Credit II	—	(5)	125,000		—	(5)	232	N/A (5)	N/A	(5)

Total	$231,000		$457,500		$1,267		$2,065

(1)	At March 31, 2006, the Acquisition Mortgage Loan X, the Acquisition Mortgage Loan XII, the Acquisition Mortgage Loan XIV, the Acquisition Mortgage Loan XVI, the Acquisition Mortgage Loan XVII, the Acquisition Mortgage Loan XVIII, and the Acquisition Mortgage Loan XIX includes unamortized premiums of $1,814, $219, $402, $24, $240, $647, and $114, respectively. At December 31, 2005, the

FIRST INDUSTRIAL REALTY TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Acquisition Mortgage Loan V, the Acquisition Mortgage Loan X, the Acquisition Mortgage Loan XII, the Acquisition Mortgage Loan XIV, the Acquisition Mortgage Loan XVI, the Acquisition Mortgage Loan XVII, the Acquisition Mortgage Loan XVIII, includes unamortized premiums of $24, $1,909, $228, $432, $26, $246, and $681, respectively.

(2)	At March 31, 2006, the 2007 Notes, 2016 Notes, 2017 Notes, 2027 Notes, 2028 Notes, 2011 Notes, 2012 Notes, 2032 Notes, 2009 Notes and the 2014 Notes are net of unamortized discounts of $6, $679, $112, $15, $175, $300, $834, $582, $140 and $13,655 respectively. At December 31, 2005, the 2007 Notes, 2017 Notes, 2027 Notes, 2028 Notes, 2011 Notes, 2012 Notes, 2032 Notes, 2009 Notes and the 2014 Notes are net of unamortized discounts of $8, $114, $16, $177, $315, $868, $587, $151 and $13,941, respectively.

(3)	On March 1, 2006, the Company paid off and retired the Acquisition Mortgage Loan V.

(4)	On January 12, 2006, the Company paid off and retired the Acquisition Mortgage Loan XV.

(5)	On January 10, 2006, the Company, through the Operating Partnership, paid off and retired the 2005 Unsecured Line of Credit II.

The following is a schedule of the stated maturities and scheduled principal payments of the mortgage loans, senior unsecured debt and unsecured line of credit, exclusive of premiums and discounts, for the next five years ending December 31, and thereafter:

Amount

Remainder of 2006	$158,400
2007	152,339
2008	233,533
2009	132,411
2010	15,472
Thereafter	1,110,489

Total	$1,802,644

Derivatives:

In October 2005, the Company, through First Industrial Development Services, Inc., entered into an interest rate protection agreement which hedged the change in value of a build to suit development project the Company was constructing. This interest rate protection agreement had a notional value of $50,000, was based on the three Month LIBOR rate, had a strike rate of 4.8675%, had an effective date of December 30, 2005 and a termination date of December 30, 2010. Per Financial Accounting Standards No. 133, “Accounting for Derivative Instruments and Hedging Activities” fair value and cash flow hedge accounting for hedges of non-financial assets and liabilities is limited to hedges of the risk of changes in the market price of the entire hedged item because changes in the price of an ingredient or component of a non-financial item generally do not have a predictable, separately measurable effect on the price of the item. Since the interest rate protection agreement is hedging a component of the change in value of the build to suit development, the interest rate protection agreement does not qualify for hedge accounting and the change in value of the interest rate protection agreement will be recognized immediately in net income as opposed to other comprehensive income. On January 5, 2006, the Company, through First Industrial Development Services, Inc., settled the interest rate protection agreement for a payment of $186.

Other Comprehensive Income:

In December 2005, the Company, through the Operating Partnership, entered into three interest rate protection agreements which fixed the interest rate on a forecasted offering of unsecured debt which it

FIRST INDUSTRIAL REALTY TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

designated as cash flow hedges. Two of the interest rate protection agreements each had a notional value of $48,700 and were effective from December 30, 2005 through December 30, 2015. The interest rate protection agreements fixed the LIBOR rate at 5.066% and 5.067%. The third interest rate protection agreement had a notional value of $48,700, was effective from January 19, 2006 through January 19, 2016, and fixed the LIBOR rate at 4.992%. The Company settled the three interest rate protection agreements on January 9, 2006 for a payment of approximately $1,729, which is included in other comprehensive income. The settlement amount of the interest rate protection agreements will be amortized over the life of the 2016 Notes as an adjustment to interest expense.

In conjunction with certain issuances of senior unsecured debt, the Company entered into interest rate protection agreements to fix the interest rate on anticipated offerings of senior unsecured debt. In the next 12 months, the Company will amortize approximately $978 into net income by decreasing interest expense.

5.	Stockholders’ Equity

On January 13, 2006, the Company issued 6,000,000 Depositary Shares, each representing 1/10,000th of a share of the Company’s 7.25%, $.01 par value, Series J Flexible Cumulative Redeemable Preferred Stock (the “Series J Preferred Stock”), at an initial offering price of $25.00 per Depositary Share. Dividends on the Series J Preferred Stock, represented by the Depositary Shares, are cumulative from the date of initial issuance and are payable quarterly in arrears. However, during any period that both (i) the depositary shares are not listed on the NYSE or AMEX, or quoted on NASDAQ, and (ii) the Company is not subject to the reporting requirements of the Exchange Act, but the preferred shares are outstanding, the Company will increase the dividend on the preferred shares to a rate of 8.25% of the liquidation preference per year. With respect to the payment of dividends and amounts upon liquidation, dissolution or winding up, the Series J Preferred Stock ranks senior to payments on the Company’s Common Stock and pari passu with the Company’s Series C Preferred Stock, Series F Preferred Stock, and Series G Preferred Stock. The Series J Preferred Stock is not redeemable prior to January 15, 2011. However, if at any time both (i) the depositary shares cease to be listed on the NYSE or the AMEX, or quoted on NASDAQ, and (ii) the Company ceases to be subject to the reporting requirements of the Exchange Act, but the preferred shares are outstanding, then the preferred shares will be redeemable, in whole but not in part at the Company’s option, within 90 days of the date upon which the depositary shares cease to be listed and the Company ceases to be subject to such reporting requirements, at a redemption price equivalent to $25.00 per Depositary Share, plus all accrued and unpaid dividends to the date of redemption. On or after January 15, 2011, the Series J Preferred Stock is redeemable for cash at the option of the Company, in whole or in part, at a redemption price equivalent to $25.00 per Depositary Share, or $150,000 in the aggregate, plus dividends accrued and unpaid to the redemption date. The Series J Preferred Stock has no stated maturity and is not convertible into any other securities of the Company.

On November 8, 2005 and November 18, 2005, the Company issued 600 and 150 Shares, respectively, of $.01 par value, Series I Flexible Cumulative Redeemable Preferred Stock, (the “Series I Preferred Stock”), in a private placement at an initial offering price of $250,000 per share for an aggregate initial offering price of $187,500. The Company redeemed the Series I Preferred Stock on January 13, 2006 for $242,875.00 per share, and paid a prorated first quarter dividend of $470.667 per share, totaling approximately $353. In accordance with EITF D-42, due to the redemption of the Series I Preferred Stock, the difference between the redemption cost and the carrying value of the Series I Preferred Stock of approximately $672 is reflected as a deduction from net income to arrive at net income available to common stockholders in determining earnings per share for the three months ended March 31, 2006.

FIRST INDUSTRIAL REALTY TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Dividend/Distributions:

The following table summarizes dividends/distributions accrued during the three months ended March 31, 2006.

	Three Months Ended
	March 31, 2006
	Dividend/	Total
	Distribution	Dividend/
	per Share/Unit	Distribution

Common Stock/Operating Partnership Units	$0.7000	$36,015
Series C Preferred Stock	$53.9060	$1,078
Series F Preferred Stock	$1,559.0000	$780
Series G Preferred Stock	$1,809.0000	$452
Series I Preferred Stock	$470.6667	$353
Series J Preferred Stock	$3,927.0833	$2,356

Non-Qualified Employee Stock Options:

During the three months ended March 31, 2006, certain employees of the Company exercised 43,567 non-qualified employee stock options. Net proceeds to the Company were approximately $969.

Restricted Stock:

During the three months ended March 31, 2006, the Company awarded 303,142 shares of restricted common stock to certain employees and 1,169 shares of restricted common stock to certain Directors. These shares of restricted common stock had a fair value of approximately $11,566 on the date of grant. The restricted common stock generally vests over periods from one to three years. Compensation expense will be charged to earnings over the respective vesting period for the shares expected to vest.

Units:

During the three months ended March 31, 2006, the Operating Partnership issued 31,473 Units having an aggregate market value of approximately $1,288 in exchange for property.

6.	Acquisition of Real Estate

During the three months ended March 31, 2006, the Company acquired 24 industrial properties comprising approximately 2.4 million square feet of GLA and several land parcels. The purchase price of these acquisitions totaled approximately $159,009, excluding costs incurred in conjunction with the acquisition of the industrial properties and land parcels.

7.	Sale of Real Estate, Real Estate Held for Sale and Discontinued Operations

During the three months ended March 31, 2006, the Company sold 24 industrial properties comprising approximately 4.5 million square feet of GLA and several land parcels. Gross proceeds from the sales of the 24 industrial properties and several land parcels were approximately $297,444. The gain on sale of real estate, net of income taxes was approximately $40,412. The 24 sold industrial properties meet the criteria established by FAS 144 to be included in discontinued operations. Therefore, in accordance with FAS 144, the results of operations and gain on sale of real estate, net of income taxes for the 24 sold industrial properties are included in discontinued operations. The results of operations and gain on sale of real estate, net of income taxes for the several land parcels that do not meet the criteria established by FAS 144 are included in continuing operations.

At March 31, 2006, the Company had 16 industrial properties comprising approximately 4.7 million square feet of GLA held for sale. In accordance with FAS 144, the results of operations of the 16 industrial properties held for sale at March 31, 2006 are included in discontinued operations. There can be no assurance that such industrial properties held for sale will be sold.

FIRST INDUSTRIAL REALTY TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

During the three months ended June 30, 2006, the Company sold 42 industrial properties comprising approximately 3.9 million square feet of GLA. The 42 sold industrial properties meet the criteria established by FAS 144 to be included in discontinued operations for the three months ended March 31, 2006 and 2005. Therefore, in accordance with FAS 144, the results of operations for the 42 sold industrial properties are included in discontinued operations.

At June 30, 2006, the Company had 16 industrial properties comprising approximately 2.1 million square feet of GLA held for sale. In accordance with FAS 144, the results of operations of the 16 industrial properties held for sale at June 30, 2006 are included in discontinued operations for the three months ended March 31, 2006 and 2005. There can be no assurance that such industrial properties held for sale will be sold.

The following table discloses certain information regarding the industrial properties included in discontinued operations by the Company for the three months ended March 31, 2006 and March 31, 2005, inclusive of the industrial properties the Company sold from April 1, 2006 to June 30, 2006 as well as the 16 industrial properties held for sale at June 30, 2006.

	Three Months	Three Months
	Ended	Ended
	March 31, 2006	March 31, 2005

Total Revenues	$7,474	$14,072
Operating Expenses	(2,307)	(4,883)
Interest Expense	—	(173)
Depreciation and Amortization	(2,917)	(4,549)
Provision for Income Taxes Allocable to Operations	(787)	(1,072)
Gain on Sale of Real Estate	53,578	13,496
Provision for Income Taxes Allocable to Gain on Sale of Real Estate	(14,555)	(2,853)

Income from Discontinued Operations	$40,486	$14,038

FIRST INDUSTRIAL REALTY TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

8.	Supplemental Information to Statements of Cash Flows

Supplemental disclosure of cash flow information:

	Three Months	Three Months
	Ended	Ended
	March 31, 2006	March 31, 2005

Interest paid, net of capitalized interest	$19,496	$16,956

Interest capitalized	$1,376	$539

Supplemental schedule of noncash investing and financing activities:
Distribution payable on common stock/Units	$36,015	$34,339

Exchange of units for common shares:
Minority interest	$(660)	$—
Common Stock	1
Additional paid-in-capital	659	—

	$—	$—

In conjunction with the property and land acquisitions, the following assets and liabilities were assumed:
Accounts payable and accrued expenses	$(764)	$(693)

Issuance of Operating Partnership Units	$1,288	$1,507

Mortgage Debt	$(6,995)	$(1,977)

In conjunction with certain property sales, the Company provided seller financing:
Notes receivable	$11,200	$4,998

FIRST INDUSTRIAL REALTY TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

9.	Earnings Per Share (“EPS”)

The computation of basic and diluted EPS is presented below:

	Three Months	Three Months
	Ended	Ended
	March 31,	March 31,
	2006	2005

Numerator:
Loss from Continuing Operations	$(13,441)	$(7,922)
Gain on Sale of Real Estate, Net of Minority Interest and Income Taxes	1,239	12,116
Less: Preferred Stock Dividends	(5,019)	(2,310)
Less: Redemption of Preferred Stock	(672)	—

(Loss) Income from Continuing Operations Available to Common Stockholders, Net of Minority Interest — For Basic and Diluted EPS	(17,893)	1,884
Discontinued Operations, Net of Minority Interest and Income Taxes	35,145	12,196

Net Income Available to Common Stockholders — For Basic and Diluted EPS	$17,252	$14,080

Denominator:
Weighted Average Shares — Basic	43,887,154	42,157,890
Effect of Dilutive Securities:
Employee and Director Common Stock Options	—	188,402
Employee and Director Shares of Restricted Stock	—	120,084

Weighted Average Shares — Diluted	43,887,154	42,466,376

Basic EPS:
(Loss) Income from Continuing Operations Available to Common Stockholders, Net of Minority Interest	$(0.41)	$0.04

Discontinued Operations, Net of Minority Interest and Income Taxes	$0.80	$0.29

Net Income Available to Common Stockholders	$0.39	$0.33

Diluted EPS:
(Loss) Income from Continuing Operations Available to Common Stockholders, Net of Minority Interest	$(0.41)	$0.04

Discontinued Operations, Net of Minority Interest and Income Taxes	$0.80	$0.29

Net Income Available to Common Stockholders	$0.39	$0.33

Weighted average shares — diluted are the same as weighted average shares — basic for the three months March 31, 2006 as the dilutive effect of stock options and restricted stock was excluded because its inclusion would have been anti-dilutive to the loss from continuing operations available to common stockholders, net of minority interest. The dilutive stock options and restricted stock excluded from the computation are 115,961 and 90,162, respectively for the three months ended March 31, 2006.

FIRST INDUSTRIAL REALTY TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Unvested restricted stock shares aggregating 117,335 and 189,706 were antidilutive at March 31, 2006 and 2005, respectively, and accordingly, were excluded from dilution computations.

Additionally, options to purchase common stock of 499,456 and 805,720 were outstanding as of March 31, 2006 and 2005, respectively. None of the options outstanding at March 31, 2006 and 2005 were antidilutive, and accordingly, all options were included in dilution computations.

10.	Employee Benefit Plans

The Company maintains three stock incentive plans (the “Stock Incentive Plans”) which are administered by the Compensation Committee of the Board of Directors. There are approximately 10.0 million shares reserved under the Stock Incentive Plans. Only officers, other employees of the Company, its Independent Directors and its affiliates generally are eligible to participate in the Stock Incentive Plans.

The Stock Incentive Plans authorize (i) the grant of stock options that qualify as incentive stock options under Section 422 of the Code, (ii) the grant of stock options that do not so qualify, (iii) restricted stock awards, (iv) performance share awards and (v) dividend equivalent rights. The exercise price of the stock options is determined by the Compensation Committee. Special provisions apply to awards granted under the Stock Incentive Plans in the event of a change in control in the Company. As of March 31, 2006, stock options and restricted stock covering 1.3 million shares were outstanding and 2.3 million shares were available under the Stock Incentive Plans. At March 31, 2006 all outstanding options are vested.

Stock option transactions for the three months ended March 31, 2006 are summarized as follows:

		Weighted
		Average	Exercise	Aggregate
		Exercise	Price	Intrinsic
	Shares	Price	per Share	Value

Outstanding at December 31, 2005	546,723	$31.27	$22.75-$33.15
Exercised	(43,567)	$31.03	$25.13-$33.15	$492
Expired or Terminated	(3,700)	$30.53	$30.53

Outstanding at March 31, 2006	499,456	$31.29	$22.75-$33.15	$5,692

The following table summarizes currently outstanding and exercisable options as of March 31, 2006:

	Number	Weighted	Weighted
	Outstanding	Average	Average
	and	Remaining	Exercise
Range of Exercise Price	Exercisable	Contractual Life	Price

$22.75-$27.69	46,370	2.52	26.32
$30.00-$33.15	453,086	4.53	31.80

The Company has granted restricted stock awards to officers, certain other employees, and non-employee members of the Board of Directors of the Company, which allow the holders to each receive a certain amount of shares of the Company’s common stock generally over a one to three-year vesting period and generally based on time and service, of which 775,526 shares were outstanding at March 31, 2006.

FIRST INDUSTRIAL REALTY TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Restricted stock transactions for the three months ended March 31, 2006 are summarized as follows:

		Weighted Average
	Shares	Grant Date Fair Value

Outstanding at December 31, 2005	700,023	$34.23
Issued	304,311	$38.01
Vested	(209,391)	$36.71
Forfeited	(19,417)	$34.10

Outstanding at March 31, 2006	775,526	$35.40

11.	Commitments and Contingencies

In the normal course of business, the Company is involved in legal actions arising from the ownership of its properties. In management’s opinion, the liabilities, if any, that may ultimately result from such legal actions are not expected to have a materially adverse effect on the consolidated financial position, operations or liquidity of the Company.

The Company has committed to the construction of certain industrial properties totaling approximately 3.6 million square feet of GLA. The estimated total construction costs are approximately $129.7 million. Of this amount, approximately $45.2 million remains to be funded. There can be no assurance the actual completion cost will not exceed the estimated completion cost stated above.

At March 31, 2006, the Company had 18 letters of credit outstanding in the aggregate amount of $7,191. These letters of credit expire between June 30, 2006 and April 30, 2009.

12.	Subsequent Events

From April 1, 2006 to May 1, 2006, the Company acquired 26 industrial properties for a purchase price of approximately $69,593, excluding costs incurred in conjunction with the acquisition of these industrial properties. The Company also sold nine industrial properties and several land parcels for approximately $42,028 of gross proceeds.

On April 17, 2006, the Company and the Operating Partnership paid a first quarter 2006 dividend/distribution of $.70 per common share/Unit, totaling approximately $36,015.

In April 2006, the Company, through the Operating Partnership, entered into four interest rate protection agreements to fix the interest rate on anticipated offerings of senior unsecured debt. The interest rate protection agreements are designated as cash flow hedges and have a combined notional value of $295,300. Two of the interest rate protection agreements are effective from November 2006 to November 2016 and fix the LIBOR rate at 5.54% and the other two are effective from May 2007 to May 2012 and fix the LIBOR rate at 5.42%.

13. Other Events

Subsequent to the filing of the Company’s quarterly report on Form 10-Q on May 10, 2006, the Company has revised its consolidated financial statements for the three months ended March 31, 2006 and 2005, due to certain provisions of Statement of Financial Accounting Standards (SFAS) No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” that require the Company to report the results of operations of a property if it has either been disposed or is classified as held for sale in discontinued operations and meets certain other criteria. Accordingly, the Company has retrospectively adjusted its consolidated financial statements for the three months ended March 31, 2006 and 2005, to reflect 30 properties that were sold during the period from April 1, 2006 to June 30, 2006 that were not classified as held for sale at March 31, 2006, and 16 properties that were held for sale at June 30, 2006, that met the criteria to be classified as discontinued operations. The effect of

FIRST INDUSTRIAL REALTY TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

the reclassification represents a $0.3 million and $0.9 million decrease in its previously reported income from continuing operations for the three months ended March 31, 2006 and 2005, respectively. As a result of the foregoing, Notes 7 and 9 to the consolidated financial statements for the three months ended March 31, 2006 and 2005 have been updated. There is no effect on the Company’s previously reported net income, financial condition or cash flows.